         --------------------------------------------------------------


                          SECURITIES PURCHASE AGREEMENT



                                      AMONG

                            MORROW SNOWBOARDS, INC.,

                        INTERNATIONAL DISPLAYWORKS, INC.,


                                       AND

                                   THE SELLERS
                              (LISTED ON EXHIBIT A)


         --------------------------------------------------------------

                           EFFECTIVE JANUARY 31, 2000

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I     ACQUISITION OF IDW                                                    2
    1.01      Stock of MSI and IDW                                                  2
              (a)  IDW COMMON STOCK                                                 2
              (b)  SURRENDER AND EXCHANGE OF IDW COMMON STOCK                       2

ARTICLE II    STOCKHOLDER APPROVAL, BOARD OF DIRECTORS' RECOMMENDATIONS,
              EFFECTIVE TIME.                                                       3
    2.01      Stockholder Approvals, Board of Director's Recommendations            3

ARTICLE III   REPRESENTATIONS AND WARRANTIES                                        3
    3.01      Representations and Warranties of Seller                              3
              (a)  DUE AUTHORIZATION                                                3
              (b)  TITLE TO SECURITIES                                              4
              (c)  SECURITIES ACT REPRESENTATIONS                                   4
                   (1)  COMPLIANCE WITH LAW                                         4
                   (2)  INFORMATION                                                 5
              (d)  BROKERS'AND FINDERS'FEES; OTHER COSTS AND ADJUSTMENTS            6
              (e)  KNOWLEDGE OF SELLER                                              6
              (f)  SHAREHOLDERS'AGREEMENT                                           6
              (g)  INVESTOR STATUS                                                  6
    3.02      Representations and Warranties of IDW                                 6
              (a)  SECURITY HOLDERS; CAPITALIZATION                                 7
              (b)  FINANCIAL STATEMENTS                                             7
              (c)  UNDISCLOSED LIABILITIES; ENVIRONMENTAL MATTERS                   7
              (d)  ABSENCE OF CHANGES                                               9
              (e)  LITIGATION AND CLAIMS                                           10
              (f)  DUE ORGANIZATION AND QUALIFICATION                              11
              (g)  TAX MATTERS                                                     11
              (h)  MATERIAL AGREEMENTS AND EMPLOYMENT CONTRACTS                    11
              (i)  TITLE TO PROPERTY AND RELATED MATTERS                           12
              (j)  CORPORATE RECORDS                                               12
              (k)  LICENSES, TRADEMARKS AND TRADE NAMES                            12
              (l)  CORPORATE AUTHORITY                                             13
              (m)  BINDING OBLIGATION OF IDW                                       13
              (n)  CAPITALIZATION                                                  13
              (o)  FULL DISCLOSURE                                                 13
              (p)  FINDERS OR BROKERS                                              13
              (q)  PAYMENTS                                                        13


Page 2--SECURITIES PURCHASE AGREEMENT

              (r)  SHARE OWNERSHIP                                                 14
              (s)  APPROVALS REQUIRED                                              14
              (t)  SUBSIDIARIES AND AFFILIATES                                     14
              (u)  NO CONFLICTS                                                    14
              (v)  RELATED-PARTY TRANSACTIONS                                      15
              (w)  INSURANCE                                                       15
              (x)  COMPLIANCE WITH LAWS                                            15
              (y)  MINUTE BOOKS                                                    15
    3.03      Representations and Warranties of MSI                                15
              (a)  SHARES OF MSI COMMON STOCK                                      16
              (b)  DUE AUTHORIZATION AND QUALIFICATION                             16
              (c)  FINANCIAL STATEMENTS                                            16
              (d)  LITIGATION AND CLAIMS                                           16
              (e)  DUE ORGANIZATION AND QUALIFICATION                              16
              (g)  BROKERAGE FEES                                                  17
              (h)  REGULATORY FILINGS                                              17
              (i)  CORPORATE RECORDS                                               17
              (j)  CORPORATE AUTHORITY                                             17
              (k)  BINDING OBLIGATION OF MSI                                       17
              (l)  DISCLOSURE                                                      18

ARTICLE IV    COVENANTS                                                            18
    4.01      Covenants of IDW                                                     18
              (a)  CONDUCT OF BUSINESS                                             18
              (b)  NO SOLICITATION                                                 18
              (c)  IDW ACTIONS                                                     19
    4.02      Covenants of MSI                                                     19
              (a)  CONDUCT OF BUSINESS                                             19
              (b)  NO SOLICITATION                                                 19
              (c)  MSI ACTIONS                                                     20
              (d)  AGREEMENT TO VOTE                                               20
    4.03      Covenants of MSI and IDW                                             20
              (a)  ACCESS TO INFORMATION                                           20
              (b)  COMMERCIALLY REASONABLE EFFORTS; OTHER EFFORTS                  21
              (c)  PUBLIC ANNOUNCEMENTS                                            21
              (d)  NOTIFICATION OF CERTAIN MATTERS                                 21
              (e)  EXPENSES                                                        21
              (f)  FAILURE TO TAKE ACTION                                          21
              (g)  EXHIBITS, CLOSING STATEMENTS AND SCHEDULES                      22
    4.04      Covenants of Sellers                                                 22
              (a)  STOCK OWNERSHIP                                                 22
              (b)  SHAREHOLDER ACTION                                              22
              (c)  NOTICE                                                          22


Page 3--SECURITIES PURCHASE AGREEMENT

              (d)  RETENTION OF STOCK                                              22

ARTICLE V     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES                   22
    5.01      Conditions Precedent to Obligations of IDW and Sellers               22
              (a)  ACCURACY OF REPRESENTATIONS AND WARRANTIES                      22
              (b)  COMPLIANCE WITH COVENANTS                                       23
              (c)  FORM OF NEW CERTIFICATES                                        23
              (d)  APPROVAL BY COUNSEL                                             23
              (e)  OPINION OF COUNSEL                                              23
              (f)  OFFICERS'CERTIFICATE                                            24
              (g)  CLOSING FINANCIAL STATEMENTS                                    24
    5.02      Conditions Precedent to Obligations of MSI                           24
              (a)  ACCURACY OF REPRESENTATIONS AND WARRANTIES                      24
              (b)  COMPLIANCE WITH COVENANTS                                       24
              (c)  APPROVAL BY COUNSEL                                             24
              (d)  OPINION OF COUNSEL                                              24
              (e)  OFFICERS'AND SELLERS'CERTIFICATE                                24
              (f)  CLOSING FINANCIAL STATEMENTS                                    25
              (g)  COMPLETION OF ACQUISITION OF THE PRC COMPANIES BY
                   INTERNATIONAL DISPLAYWORKS HONG KONG                            25
    5.03      Conditions Precedent to Obligations of Sellers, IDW and MSI          25
              (a)  IDW STOCKHOLDER APPROVAL                                        25
              (b)  CERTAIN PROCEEDINGS                                             25

ARTICLE VI    CLOSING                                                              25
    6.01      Time and Place                                                       25
    6.02      Documents at Closing                                                 26
              (a)  DOCUMENTS BY IDW                                                26
              (b)  DOCUMENTS BY MSI                                                26

ARTICLE VII   TERMINATION AND ABANDONMENT                                          27
    7.01      Termination                                                          27
              (a)   MUTUAL CONSENT                                                 27
              (b)   ORDER OF JUDICIAL OR REGULATORY AUTHORITY                      27
    7.02      Termination by IDW                                                   28
    7.03      Termination by MSI                                                   28
    7.04      Procedure for Termination                                            28
    7.05      Effect of Termination and Abandonment                                28

ARTICLE VIII  DISPUTE RESOLUTION                                                   29
    8.01      Agreement Disputes                                                   29
    8.02      Arbitration in Accordance with American Arbitration
              Association Rules                                                    29


Page 4--SECURITIES PURCHASE AGREEMENT

    8.03      Final and Binding Awards                                             29
    8.04      Costs of Arbitration                                                 29
    8.05      Settlement by Mutual Agreement                                       29
    8.06      Indemnification by Sellers                                           30

ARTICLE IX    OTHER MATTERS                                                        30
    9.01      The Closing                                                          30



                                    SCHEDULES

3.02          Disclosure Schedule of IDW

3.03          Disclosure Schedule of MSI


EXHIBITS

A. IDW Common Stock Owned by Stockholders (Pursuant to Section 3.01(b)) and MSI Common Stock to be Issued (Pursuant to Section 1.01(a))
B.       Form of Certificate of MSI Common Stock (Pursuant to Section 5.01(b))
C.       Form of Opinion of MSI's Counsel (Pursuant to Section 5.01(e))
D.       Form of Opinion of IDW's Counsel (Pursuant to Section 5.02(d))
E-1      Form of Officers' Certificate of MSI (Pursuant to Section 5.01(f))
E-2      Form of Officers' Certificate of IDW (Pursuant to Section 5.02(e))
E-3      Form of Certificate of Sellers (Pursuant to Section 5.02(e))
F.       List of Definitions and Meaning of Terms


Page 5--SECURITIES PURCHASE AGREEMENT

                          SECURITIES PURCHASE AGREEMENT


PARTIES:

         MORROW SNOWBOARDS, INC., an Oregon corporation ("MSI"),

         INTERNATIONAL DISPLAYWORKS, INC., a Delaware corporation ("IDW"), and

         ANTHONY GENOVESE, a resident of California,

         SHARON GENOVESE, a resident of California,

         DELAWARE TRUST FBO ANTHONY GENOVESE IRA, a trust domiciled in Delaware,

         EUREKA CAPITAL CORPORATION, LTD., a Hong Kong corporation,

         PETER LIN, a resident of Taiwan,

         CAPITOL BAY SECURITIES, INC., a California corporation,

         TONY LIU, a resident of California, and

         CRAIG CHRISTENSEN, a resident of California

         (constituting all the shareholders of IDW whose share ownership in IDW is listed on the attached Exhibit A, who have executed this Agreement and who are referred to herein individually as a "Seller" and collectively, as the "Sellers")


RECITALS:

    A. The respective Boards of Directors of MSI and IDW have approved the acquisition of IDW by MSI pursuant and subject to the terms and conditions of this Agreement (the "Reorganization"), whereby each issued and outstanding share of IDW Common Stock, par value $0.001 per share, at the Effective Time will be exchanged for 1.32673 shares of MSI Common Stock, no par value;

    B. Sellers own all the issued and outstanding shares of IDW Common Stock (the "IDW Common Stock" listed on Exhibit A);


Page 6--SECURITIES PURCHASE AGREEMENT

    C. MSI desires to acquire from Sellers and each Seller desires to transfer to MSI, the IDW Common Stock listed in Exhibit A on the terms and subject to the conditions set forth in this Agreement;

    D. MSI and IDW contemplate that the Reorganization will be classified as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code");

    E. The parties hereto desire to make certain representations, warranties and agreements in connection with the Reorganization and also to set forth the various conditions to the Reorganization;

    F. The respective Boards of Directors of MSI, IDW and the Shareholders (where a corporation) have adopted resolutions approving this Agreement, the Reorganization and the transactions contemplated herein; and

    G. The terms used in this Agreement shall have the meanings respectively ascribed to them in Exhibit F hereto.

    NOW, THEREFORE, the parties hereto hereby adopt the above recitals and agree as follows:


AGREEMENTS:

                                    ARTICLE I
                               ACQUISITION OF IDW

    1.01      STOCK OF MSI AND IDW.

              (a) IDW COMMON STOCK. At the Effective Time, MSI shall acquire all of the issued and outstanding shares of IDW. Each outstanding share of IDW Common Stock, par value $.001 per share, outstanding at the Effective Time shall be exchanged for 1.32673 shares of MSI Common Stock, no par value per share. If at the Closing, MSI does not acquire "control" (as such term is defined in Section 368(c) of the Code) of IDW, and all the outstanding IDW Common Stock and all rights to acquire IDW securities, MSI may terminate this Agreement.

              (b) SURRENDER AND EXCHANGE OF IDW COMMON STOCK. At the Closing, each holder of an outstanding certificate or certificates (the "Old Certificates") theretofore representing shares of IDW Common Stock, upon surrender thereof to MSI, shall be entitled to receive and exchange therefor a certificate or certificates (the "New Certificates"), which MSI agrees to make available at the Effective Time, representing the number of whole shares of MSI


Page 7--SECURITIES PURCHASE AGREEMENT

Common Stock into and for which the shares of IDW Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of MSI Common Stock will be issued, no IDW stock split or dividend shall relate to any fractional share interest and no such fractional share interest shall entitle the owner thereof to vote or to any rights as a stockholder of MSI.


                                   ARTICLE II
                    STOCKHOLDER APPROVAL, BOARD OF DIRECTORS
                        RECOMMENDATIONS, EFFECTIVE TIME.

    2.01 STOCKHOLDER APPROVALS, BOARD OF DIRECTORS RECOMMENDATIONS. Each party hereto which is a corporation agrees to obtain any and all necessary approvals, consents or votes and give any required notice to its shareholders regarding the execution or performance of this Agreement and the approval and completion of the Reorganization and other transactions contemplated hereby. Subject to their respective fiduciary duty to stockholders, the board of directors and shareholders of IDW and MSI shall adopt and approve this Agreement, the Reorganization and the other transactions contemplated hereby.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    3.01 REPRESENTATIONS AND WARRANTIES OF SELLER. Each Seller, as a material inducement to MSI to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to MSI, which representations and warranties will be true and correct in all material respects at the Effective Time:

              (a) DUE AUTHORIZATION. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, if Seller is other than an individual, the person signing is duly authorized to sign this Agreement on behalf of such Seller and bind such Seller. Seller is under no legal or other incapacity and, if other than an individual, such Seller has taken all action under applicable law to maintain its existence and authority to contract. Seller is not able to assert any defense to enforcement of this Agreement under applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Seller is not entering into this Agreement under duress and Seller believes MSI has acted in good faith. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Seller or (b) result in any breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of,


Page 8--SECURITIES PURCHASE AGREEMENT
result in the creation of any mortgage, pledge, lien, encumbrance, charge or other security interest (a "Lien") on any of Seller's IDW Common Stock pursuant to, or require the consent of any party to any mortgage, indenture, lease, contract, agreement, instrument, bond, note, concession, franchise or understanding (collectively, "Undertaking") applicable to Seller or any of Seller's IDW Common Stock. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Government Entity") is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (b) TITLE TO SECURITIES. Seller has, and will convey at Closing, good and marketable title to the IDW Common Stock set forth next to his, her or its name on Exhibit A, free and clear of any restriction on transfer (other than any restriction on further transfer under United States, state and foreign securities laws); any private or governmental action, suit, proceeding, claim, arbitration or investigation (collectively, "Claim"); any preemptive right, right of first refusal or similar right; and any option, warrant, put, call, purchase right, equity, claim, demand or other commitment, right or Undertaking of any nature. Seller represents that there is no lien on any of the IDW Common Stock set forth next to Seller's name on Exhibit A. Seller represents that, if there is a lien, encumbrance or Lien on any of Seller's IDW Common Stock listed on Exhibit A at the Closing, Seller will deliver that IDW Common Stock free of such lien or encumbrance. Seller is not a party to any option, warrant, put, call, purchase right or other commitment or agreement that could require Seller to sell, transfer or otherwise convey any IDW Common Stock or interest therein, other than pursuant to this Agreement. If Seller is a natural person, he or she is a competent adult. Seller is the record and beneficial owner of the IDW Common Stock so listed in Seller's name, with the sole right to exercise all rights attached to that IDW Common Stock, including, to the extent applicable, the right to vote, dispose of and receive dividends or distributions with respect to that IDW Common Stock. If Seller is a trust, the relevant trustee has the sole right to exercise all rights attached to Seller's IDW Common Stock on behalf of the beneficiary. Seller has no other right in or right to acquire any other securities of IDW.

              (c)  SECURITIES ACT REPRESENTATIONS.

                   (1) COMPLIANCE WITH LAW. Seller acknowledges that the shares of Common Stock of MSI ("MSI Common Stock") to be delivered to Seller pursuant to this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore may not be resold without compliance with the Securities Act. The MSI Common Stock to be acquired by Seller pursuant to this Agreement is being acquired solely for Seller's own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. Seller will not offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of any shares of MSI Common Stock issued to Seller, except after full compliance with all applicable


Page 9--SECURITIES PURCHASE AGREEMENT
provisions of the Securities Act, the rules and regulations of the Securities and Exchange Commission ("SEC") and other applicable securities law (including state and foreign securities laws). Seller acknowledges that all MSI Common Stock issued to Seller shall bear the following legend, together with any other legends required under state and foreign securities or corporate laws:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION OR RESALE. THEY MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS. THE HOLDER MAY BE REQUIRED TO PROVIDE AN OPINION AT THE HOLDER'S COST TO THE CORPORATION THAT SUCH TRANSFER IS PERMITTED WITHOUT REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS, WHICH OPINION MUST BE ACCEPTABLE TO THE CORPORATION'S COUNSEL.

                   (2) INFORMATION. Seller has received the following information with respect to MSI (collectively, the "Public Filings"):

         REGARDING MSI

Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as filed with the SEC.

Quarterly Report on Form 10-Q as filed with the SEC for the Quarterly Period Ended September 25, 1999.

Quarterly Report on Form 10-Q as filed with the SEC for the Quarterly Period Ended June 26, 1999.

Quarterly Report on Form 10-Q as filed with the SEC for the Quarterly Period Ended March 27, 1999.

Private Placement Memorandum dated December 23, 1999 for MSI's sale of approximately 5.8 million shares of Common Stock.


Page 10--SECURITIES PURCHASE AGREEMENT

Current Reports on Form 8-K, filed on February 1, March 9, March 22, April 5, July 13, September 9, October 15, November 15, November 29 and December 10, 1999 and January 11, 2000.

Schedules 13D/A Amended Statements of Beneficial Ownership filed with the SEC on October 12, 1999 and January 10, 2000.


         REGARDING IDW

         IDW's Confidential Business Plan dated September 27, 1999.

         Seller has also had an adequate opportunity to ask questions of and receive answers from MSI's officers concerning any and all matters relating to the transactions contemplated by this Agreement, including, without limitation, the background and experience of MSI's current and proposed officers and directors, the business, operations and financial condition of MSI and any plans for additional acquisitions and the like. Each Seller originally signing this Agreement acknowledges having met or having had the opportunity to meet with MSI's Chief Executive Officer to address such questions.

              (d) BROKERS AND FINDERS FEES; OTHER COSTS AND ADJUSTMENTS. Seller has not incurred, and will not incur, any liability for brokerage or finders' fees, agents' commissions, investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

              (e) KNOWLEDGE OF SELLER. Seller has no knowledge of any falsity or inaccuracy in any representation or warranty made by another Seller under Section 3.01 or by IDW pursuant to Section 3.02. For purposes of this Section 3.01,"knowledge" means the actual knowledge of that Seller, including in his or her capacity as an officer or director of IDW, and if an officer or director, his or her knowledge after reasonable inquiry of other members of senior management and relevant employees of IDW.

              (f) SHAREHOLDERS AGREEMENT. By executing this Agreement, each Seller who is a party to any Shareholders' Agreement or similar agreement or understanding as to its IDW Common Stock hereby agrees to terminate any such Shareholders' Agreement effective as of the date prior to Closing and waive any rights or claims under such agreement.

              (g) INVESTOR STATUS. Seller represents that he, she or it is an"accredited" investor either because (i) the investor, if an individual, either alone or together with his or her spouse, has a net worth of $1.0 million or more; (ii) each equity owner or settlor/beneficiary of a trust or corporation that is a Seller is an accredited investor; or (iii) the investor is a director.


Page 11--SECURITIES PURCHASE AGREEMENT

Further, Seller represents it has only been contacted by MSI from or in the following jurisdictions: California, Oregon, Hong Kong, Delaware and Taiwan.

    3.02 REPRESENTATIONS AND WARRANTIES OF IDW. IDW, as a material inducement to MSI to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to MSI, which representations and warranties will be true and correct in all material respects at the Effective Time, except as set forth on Schedule 3.02, the Disclosure Schedule:

              (a) SECURITY HOLDERS; CAPITALIZATION. The authorized capital of IDW consists of Thirty Million (30,000,000) shares divided into one (1) class of Twenty-Five Million (25,000,000) Common shares ($.001 par value) and one (1) class of Five Million (5,000,000) Preferred shares ($.001 par value), of which there are issued and outstanding Two Million Twenty Thousand (2,020,000) Common shares and no Preferred shares. There are no other outstanding shares of capital or other securities of IDW and no outstanding subscriptions, options, warrants, puts, calls, rights, exercisable, exchangeable or convertible into IDW equity securities or other commitments of agreements of any nature relating to the capital or other securities of IDW, or otherwise any obligation IDW to issue, transfer, sell, purchase, redeem or otherwise acquire such capital or securities. All outstanding IDW Shares are duly authorized, validly issued, fully paid and non-assessable, are, to IDW's knowledge without inquiry, free and clear of any Lien and are not subject to preemptive rights or rights of first refusal created by statute, by the Company's Articles of Incorporation, as amended, Bylaws, as amended, and other governing documents ("Governing Documents ") or by any Undertaking to which IDW is a party or by which it is bound. The list of security holders of IDW and the number and type of IDW Common Stock held by each security holder set forth on Exhibit A to this Agreement are complete and accurate. The stockholders listed on Exhibit A are the only owners, of record and beneficially, of all of the issued and outstanding shares of IDW Common Stock.

              (b) FINANCIAL STATEMENTS. IDW has delivered pro forma and/or compiled financial statements of IDW at December 31, 1998 and 1999, including balance sheets and income statements and statements of cash flows
(collectively the"Financial Statements").

              The Financial Statements fairly and accurately present the financial condition of IDW as of the date thereof and the consolidated results of its operations for the periods covered; and have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein; and the books and records, financial and others, of IDW are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

              (c) UNDISCLOSED LIABILITIES; ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.02, at the Effective Time: (i) IDW is aware of no liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided


Page 12--SECURITIES PURCHASE AGREEMENT
for in the Financial Statements except for liabilities and obligations arising in the ordinary course of business, none of which is materially adverse; and (ii) to the best of IDW's knowledge and belief, no reserves have been established by IDW and, therefore, are not set forth in the Financial Statements.

              To its knowledge, IDW has complied with, and is in compliance with, all Environmental Laws (as defined in Section 3.02(c)) applicable to its business, properties and assets. IDW has, and IDW has provided to MSI, true and complete copies of each permit, approval, registration, license and other authorization required by any Government Entity pursuant to any Environmental Law applicable to its business, properties and assets, the absence of which would have a Material Adverse Effect on IDW. To IDW's knowledge (including external investigation if appropriate), there is no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, investigation, inquiry or information request by any Government Entity relating to any Environmental Law, to which IDW is a party or, to IDW's knowledge, threatened to be made a party. There is no pending or outstanding or, to IDW's knowledge, threatened, notice of defect or noncompliance, work order, pollution abatement order, remediation order or any other order from any Government Entity applicable to IDW's business, properties or assets.

              For purposes of this Agreement,"Environmental Law" means any local or foreign (including state and U.S. federal) law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to
(i) treatment, storage or disposal, generation and transportation of industrial, toxic, or hazardous substances or solid or hazardous waste, or explosive, radioactive materials, asbestos materials, special wastes or wastes of any kind or dangerous goods; (ii) air, water and noise pollution;
(iii) groundwater and solid contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, or explosives, radioactive materials, asbestos materials, special wastes or wastes of any kind or dangerous goods, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, chemicals, explosives, radioactive materials, asbestos materials, special wastes or wastes of any kind or dangerous goods; (v) the protection of wildlife, marine sanctuaries, wetlands and fish, including, without limitation, all endangered and threatened species and protected species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles;
(viii) health and safety of employees and other persons, including occupational health and safety laws; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, or explosives, radioactive materials, asbestos materials, special wastes or wastes of any kind or dangerous goods.

              To IDW's knowledge (such knowledge being without inquiry), there has been no


Page 13--SECURITIES PURCHASE AGREEMENT
release of any Material of Environmental Concern (as defined in the next paragraph) into the environment at any parcel of real property or any facility presently or formerly owned by IDW, or by IDW at any parcel of real property or any facility presently or formerly leased, operated or controlled by IDW or at any parcel of real property or any facility to which IDW has a right to possession, directly or indirectly, through a Seller or any other party.

              For purposes of this Agreement,"Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances, solid wastes, hazardous wastes, toxic materials, special wastes or wastes of any kind as defined under Environmental Law, including oil or petroleum and petroleum products, whether or not the same at that point have become waste.

              There is no environmental report, investigation or audit in IDW's possession with respect to the operations of, or real property leased by, IDW (whether conducted by or on behalf of IDW or a third party and whether done at the initiative of IDW or directed by a Government Entity or third party).

              (d) ABSENCE OF CHANGES. Except as set forth in Schedule 3.02, since the date of the Financial Statements, to the best of IDW's knowledge and belief there has not been:

                   (i) Any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects of IDW or its subsidiaries for such period, in the aggregate, or at any time during such period;

                   (ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting IDW or its businesses;

                   (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of IDW, or any direct or indirect redemption, purchase or other acquisition of any such stock;

                   (iv) Any issuance or sale by IDW or agreement to sell any of its securities or grant of any right to acquire its securities;

                   (v) Any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over IDW or its business) which materially adversely affects IDW or its business;

                   (vi) Any sale, lease or other transfer or disposition of any property or asset of IDW, except for the sale of inventory or other assets in the ordinary course of business;

                   (vii) Any change in any accounting method, practice or polity


Page 14--SECURITIES PURCHASE AGREEMENT

(including any change in any depreciation or amortization policy or rate) by IDW or any revaluation by IDW or any of its assets, except as described in the notes to the Annual Financial Statements;

                   (viii) Any entering into, amendment or termination of, or default under, by IDW, of any Undertaking to which IDW is a party or by which it is bound, other than in the ordinary course of business;

                   (ix) Any damage, destruction or loss (whether or not covered by insurance) to any property or asset or the business of IDW having a Material Adverse Effect on IDW;

                   (x) Any commitment, transaction or Undertaking, or amendment thereto (including any capital expenditure, capital financing or sale of assets), by IDW for any amount that requires or could require payments in excess of Fifteen Thousand Dollars ($15,000) in the aggregate with respect to any individual Undertaking or series of related Undertakings;

                   (xi) Any new lien on any asset allowed to exist by IDW;

                   (xii) Any cancellation of any debt or waiver or release of any right or claim by IDW, other than in the ordinary course of business;

                   (xiii) Any payment, discharge or satisfaction of any claim, liability or obligation by IDW, other than as reflected or reserved against in the Financial Statements or in the ordinary course of business consistent with past practice;

                   (xiv) Any labor dispute, litigation or governmental investigation affecting IDW's business or financial condition;

                   (xv) Except as contemplated by this Agreement, any issuance or sale of capital stock or other securities, exchangeable or convertible securities, options, warrant, puts, calls or other rights to acquire capital stock or other securities of IDW;

                   (xvi) Any indebtedness for borrowed money incurred, assumed or guaranteed by IDW, other than in the ordinary course of business;

                   (xvii) Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment) in accordance with past practice in an aggregate amount less than Two Thousand Dollars ($2,000)) to any person;

                   (xviii)   Except as disclosed in Schedule 3.02, any
increase in any salary, wage, benefit or other remuneration payable to or to become payable to any current or former officer, director, employee, agent or shareholder of IDW; any bonus or severance payment or


Page 15--SECURITIES PURCHASE AGREEMENT
arrangement made to, for or with any officer, director, employee or agent of IDW; or any supplemental retirement plan or other program or special remuneration for any officer, director, employee or agent of IDW, except for normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with IDW's past practices;

                   (xix) Any strike, walkout, labor dispute, slowdown, work stoppage or organizational effort that has or could have a Material Adverse Effect on IDW;

                   (xx) Any disposition or failure to keep in effect any rights in, to or for the use of any patent, trade mark, service mark, trade name or copyright, or any disclosure to any person not an employee or other disposition of any trade secret, process or know-how; or

                   (xxi) Any Undertaking by IDW, in writing or otherwise, to do any of the foregoing.

              (e)  LITIGATION AND CLAIMS. Except as set forth in Schedule
3.02 or in the Financial Statements; IDW is aware of no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against IDW, its assets or business, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; nor does IDW know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding.

              (f) DUE ORGANIZATION AND QUALIFICATION. IDW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in California and in each state where it is required to be so qualified and such qualification is material to its business. IDW has the power to own its properties and assets and to carry on its business as now presently conducted.

              (g) TAX MATTERS. Except as set forth in Schedule 3.02, IDW has filed all federal, state and local tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. IDW has paid all amounts of taxes or assessments which would be delinquent if not paid as of the date of this Agreement, other than taxes or charges being contested in good faith or not yet finally determined.

              (h)  MATERIAL AGREEMENTS AND EMPLOYMENT CONTRACTS. Schedule
3.02 contains a true and complete list and brief description of all written or oral contracts, agreements (including employment agreements), mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which IDW is a party or by which IDW or its assets may be bound. True and correct copies of all such items set forth on Schedule 3.02 have been or will be made available to MSI prior to Closing. Except as set forth in Schedule 3.02, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income


Page 16--SECURITIES PURCHASE AGREEMENT

Security Act of 1974, as amended ("ERISA"), covering employees (or former employees), maintained or contributed to by IDW or any of its Subsidiaries or any of their ERISA Affiliates (as hereinafter defined), or to which IDW or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability ("IDW Pension Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or
(o) of the Code, which includes the referent person, or its Subsidiaries. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any of the agreements set forth in Schedule 3.02.

              The attached Schedule 3.02 contains a complete and accurate list of all existing employees and all proposed executive officers of IDW, including each employee's age, term of employment, job description, salary and benefits to which the employee is entitled. Schedule 3.02 also lists each employment agreement, expense entitlement, and each pension, bonus, profit-sharing or other agreement or arrangement providing for employee remuneration or benefits, present or prospective, to which IDW is a party or by which it is bound (collectively, "Employee Agreements") and any Undertaking pursuant to which a party provides services to IDW; each Employee Agreement is in full force and effect, and neither IDW nor any other party is in material default under any Employee Agreement. There has been no claim of default and, to IDW's knowledge, there is no fact or condition which, if continued, or on notice, will result in a default under any Employee Agreement. Except as set forth on Schedule 3.02, each individual Employee Agreement is terminable at will without penalty. There is no pending or, to IDW's knowledge, threatened, labor dispute, strike or work stoppage that would have a Material Adverse Effect on IDW. IDW is in compliance in all respects with all current applicable United States state, territorial, local and foreign laws and regulations (collectively, "Applicable Laws") respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. There is no pending claim against IDW under any workers' compensation plan or policy or for long-term disability. There is no unfair labor practice complaint pending or, to IDW's knowledge, threatened, against IDW, and there is not private Undertaking restricting IDW's ability to relocate, close or terminate any of IDW's operations.

              IDW is not a party to any union, collective bargaining or other labor agreement with any labor organization, union, group or association with respect to any of its employees, and there is no organizing drive or application for certification pending with respect to any such labor organization or union.

              (i) TITLE TO PROPERTY AND RELATED MATTERS. IDW has good and marketable title to all the properties, interests in properties and assets, real, personal and mixed, reflected as being owned by it on the Financial Statements or acquired by it after the date of the Financial Statements, of any kind or character, free and clear of any liens or encumbrances, except
(i) those


Page 17--SECURITIES PURCHASE AGREEMENT
referred to in the notes to the Financial Statements, (ii) those set forth in
Schedule 3.02, and (iii) liens for current taxes not yet delinquent. Except as set forth in Schedule 3.02 and except for matters which may arise in the ordinary course of business, IDW's assets are in good operating condition and repair. To the best of knowledge of IDW, there does not exist any condition that materially interferes with the use thereof in the ordinary course of IDW's business.

              (j) CORPORATE RECORDS. The corporate minute books and other documents and records of IDW are complete and correct. MSI shall have the right to review all corporate records of IDW prior to the Effective Time.

              (k) LICENSES, TRADEMARKS AND TRADE NAMES. Schedule 3.02 contains a true and complete list of all licenses and all trademarks, trade names, service marks, copyrights, know-how, patents and applications for any of the foregoing owned by or registered in the name of IDW. There is no pending or threatened claim or litigation against IDW contesting the right to use any of the trademarks, trade names and know-how or the validity of any of the licenses, copyrights and patents listed on Schedule 3.02, or asserting the misuse of any thereof, nor has there ever been any such claim or litigation.

              To its actual knowledge, IDW has not used and is not using any intellectual property, including, without limiting the generality of the foregoing, any patent, trade mark or copyright (collectively, "Intellectual Property"), in a manner that infringes or breaches the rights of any third party, except to the extent that such use could not reasonably be expected to have a Material Adverse Effect on IDW.

              (l) CORPORATE AUTHORITY. IDW is authorized to enter into this Agreement and has taken all corporate action necessary to authorize the execution of this Agreement and consummation of the transactions contemplated herein. The execution, delivery and performance of this Agreement by IDW and consummation of the transactions contemplated herein will not be in conflict with or constitute a default under any provisions of applicable law, IDW's Certificate of Incorporation or Bylaws, or any agreement or instrument to which IDW is a party or by which it or its assets are bound.

              (m) BINDING OBLIGATION OF IDW. This Agreement constitutes a valid and binding agreement of IDW, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally; and neither the execution and delivery of this Agreement nor the consummation by IDW of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any


Page 18--SECURITIES PURCHASE AGREEMENT
kind to which IDW is a party or by which IDW or its properties may be bound.

              (n) CAPITALIZATION. The authorized capitalization of IDW is as set forth in the Financial Statements. Except as set forth in Schedule 3.02, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of IDW's securities which are not reflected in the Financial Statements or in Schedule 3.02.

              (o) FULL DISCLOSURE. IDW has, and at the Effective Time will have, disclosed to MSI all events, conditions and facts materially affecting the business and prospects of IDW which are known to IDW has not and will not have, at the Effective Time, withheld disclosure of any events, conditions, or facts which it may have knowledge of, or have reasonable grounds to know, may materially, adversely affect the business and prospects of IDW.

              (p) FINDERS OR BROKERS. Neither IDW nor any subsidiary (as defined below) of IDW has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Reorganization.

              (q) PAYMENTS. No director or officer of IDW nor, to IDW's knowledge after normal review of internal expense records and expense reimbursements, any agent, employee or other person acting on behalf of IDW has, directly or indirectly, paid any fee, commission or other sum of money or delivered any item of property of anything of value, however characterized, to any finder, agent, customer, government official or other party, in the United States or any other country, that in any manner is related to IDW's business or operations, and that has violated any Applicable Law. Neither IDW nor, to its knowledge, any agent, employee or other person acting on behalf of IDW or any other party, has accepted, received, made or given any contribution, payment, gift, expenditure or other thing of value that is unlawful, outside IDW policies or could reasonably by viewed as fraudulent as a general business practice, based on normal review of orders and other relevant IDW documents. Neither IDW nor any officer, director, agent or employee thereof has participated, directly or indirectly, in any boycott or similar practice. No violation of FIRPTA involving IDW, its officers, directors, employees or agents has occurred.

              (r) SHARE OWNERSHIP. To the best knowledge of IDW, the shares of IDW Common Stock are owned, of record and beneficially, as specified on Exhibit A, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

              (s) APPROVALS REQUIRED. To the best knowledge of IDW, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court is required in connection with the execution and delivery by IDW of this Agreement or


Page 19--SECURITIES PURCHASE AGREEMENT
the consummation of the transactions described herein, except as disclosed herein, and except to the extent that the parties are required to obtain approval by any governmental authority or administrative agency or to file reports in accordance with relevant regulations under federal and state securities and tax laws.

              (t) SUBSIDIARIES AND AFFILIATES. Except as set forth on the attached Schedule 3.02, IDW does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or execrable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. For purposes of this Agreement, the term "Subsidiary" means any entity listed on
Schedule 3.02 and any corporation, partnership, joint venture or other business association or entity in which any entity listed on Schedule 3.02 owns, directly or indirectly, any equity or similar interest. IDW beneficially owns the entire equity interest in each Subsidiary. IDW also hereby represents and warrants that each Subsidiary is duly organized, validly existing and in good standing under the laws where the Subsidiary was formed, and as to each Subsidiary, IDW, after due inquiry, makes the representations and warranties set forth in Section 3.02 with respect to each Subsidiary and, to the extent applicable, the Schedules referenced in Section
3.02 include relevant information with respect to each Subsidiary.

              (u) NO CONFLICTS. Except as set forth on the attached Schedule 3.02, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with the Articles of Incorporation or Bylaws of IDW, as amended; (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to IDW or IDW's properties or assets; or (c) result in any breach or violation of, constitute a default (with or without notice or lapse of time, or both (under, give rise to a right of termination, cancellation or acceleration of, result in the creation of any Lien on any of IDW's properties or assets pursuant to, or require the consent of any party to any Undertaking applicable to IDW or any of its properties or assets. Except as set forth on Schedule 3.02, no consent, approval, order or authorization of, or registration, declaration or filing with, any Government Entity is required by or with respect to IDW in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (v) RELATED-PARTY TRANSACTIONS. Except as disclosed on the attached Schedule 3.02, IDW is not indebted to any shareholder, director, officer, employee or agent of IDW (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to IDW. No such person has any interest in any property or assets of IDW or has any contractual or other claim, express or implied, of any kind against IDW. Schedule 3.02 includes all related party or "affiliate" transactions that would be required to be disclosed if IDW were a company subject to the public reporting requirements under the Securities Exchange Act of 1934, as amended.


Page 20--SECURITIES PURCHASE AGREEMENT

              (w) INSURANCE. Except as described on the attached Schedule 3.02, IDW has insurance policies and bonds (collectively, "Insurance Policies") of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of IDW. Schedule 3.02 contains a complete and accurate list of all Insurance Policies, including in each case applicable coverage limits, deductibles and policy expiration dates. There is no material claim pending under any Insurance Policy as to which IDW has received a denial, or, to IDW's knowledge, which coverage has been questioned, denied or disputed by the underwriters of the Insurance Policies. All premiums due and payable under all Insurance Policies have been paid and IDW is otherwise in compliance in all material respects with the terms of each Insurance Policy. IDW has no knowledge of any threatened termination of, or material premium increase with respect to, any Insurance Policy. To the knowledge of IDW, each Insurance Policy is in full force and effect and will continue to be in full force and effect following the consummation of the transactions contemplated hereby.

              (x) COMPLIANCE WITH LAWS. IDW, to its knowledge, has complied with, is not in violation of, and has not received any notices of violation with respect to, any Applicable Law with respect to the conduct or ownership of its business, except for such violation or failure to comply as could not be reasonably expected to have a Material Adverse Effect on IDW.

              (y) MINUTE BOOKS. IDW's minute books made available to MSI contain complete and accurate summaries of all meetings of directors and shareholders or actions by written consent since incorporation, and reflect all transactions referred to in those minutes accurately in all material respects.

    3.03 REPRESENTATIONS AND WARRANTIES OF MSI. MSI, as a material inducement to IDW and the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to IDW and the Sellers, which representations are true and correct at this date, and will be true and correct on the Effective Time as though made on and as of such date:

              (a) SHARES OF MSI COMMON STOCK. The New Certificates to be delivered to the shareholders of IDW at Closing will be valid and legally issued shares of MSI Common Stock, free and clear of all liens, encumbrances, and preemptive rights, and will be fully-paid and non-assessable shares. Further, such shares of MSI Common Stock are not and shall not be the same shares issued or to be issued by MSI in connection with its Private Placement Memorandum dated December 23, 1999.

              (b) DUE AUTHORIZATION AND QUALIFICATION. This Agreement has been duly authorized, executed, and delivered by MSI, and constitutes a legal, valid, and binding obligation of MSI, enforceable in accordance with its terms; no consent of any federal, state, municipal or other governmental authority is required by MSI for the execution, delivery or performance of this Agreement by MSI and all transactions contemplated herein; no consent of any party to any


Page 21--SECURITIES PURCHASE AGREEMENT
contract or agreement to which MSI is a party or by which any of their respective property or assets are subject is required for the execution, delivery or performance of this Agreement by MSI and all transactions contemplated herein.

              (c) FINANCIAL STATEMENTS. MSI has delivered to IDW its audited financial statements for fiscal 1998 and 1997 and unaudited quarterly reports for the first three fiscal quarters of fiscal 1999 in the Public Filings (the "Statements"). Except for the restatement of the Statements due to the termination of the Westbeach apparel business, the Statements fairly and accurately reflect the financial condition of MSI as of the dates thereof and the results of operations for the periods reflected therein. The Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein; and the books and records, financial and others, of MSI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

              (d) LITIGATION AND CLAIMS. Except as set forth in its Public Filings or in the Statements, there are no material actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against MSI, its assets or business, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; nor does MSI know or have any reason to know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding which could materially and adversely affect the business or properties of MSI.

              (e) DUE ORGANIZATION AND QUALIFICATION. MSI is a corporation duly organized and validly existing under the laws of the State of Oregon, is qualified to do business and in good standing in each state where it is required to be qualified and such qualification is material, and has the corporate power to own its property and to carry on its business as now being conducted. The Articles and Bylaws of MSI, as in effect at the Effective Time, have been delivered to MSI and are made a part hereof.

              (f) CAPITALIZATION. The authorized capitalization of MSI is as set forth in the Statements and Schedule 3.03. Except as set forth in the Statements or in Schedule 3.03, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of MSI's securities which are not reflected in the Statements or in Schedule 3.03. All outstanding shares of capital stock have been duly authorized, validly issued, and are fully-paid and non-assessable, and all such shares were issued in compliance with all applicable federal and state securities laws. Except as set forth in the statements or in Schedule 3.03 and except for the issuances of securities referred to in this Agreement between MSI and IDW with respect to the Reorganization, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of MSI's securities.


Page 22--SECURITIES PURCHASE AGREEMENT

              (g) BROKERAGE FEES. MSI has not incurred, nor will it incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement or any of the transactions contemplated hereby.

              (h) REGULATORY FILINGS. MSI will deliver to IDW's management, with a copy to its counsel (at the addresses set forth herein), all reports, registration statements and other documents, as filed with the SEC or the National Association of Securities Dealers, Inc. ("NASD").

              (i) CORPORATE RECORDS. The corporate minute books and other documents and records of MSI are complete and correct. IDW shall have the right to review all corporate records of MSI prior to the Effective Time.

              (j) CORPORATE AUTHORITY. MSI is authorized to enter into this Agreement and has taken all corporate action necessary to authorize the execution of this Agreement and consummation of the transactions contemplated herein. The execution, delivery and performance of this Agreement by MSI will not be in conflict with or constitute a default under any provisions of applicable law, MSI's Articles of Incorporation or Bylaws, or any agreement or instrument to which MSI is a party or by which it or its assets are bound.

              (k) BINDING OBLIGATION OF MSI. This Agreement constitutes a valid and binding agreement of MSI, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally; and neither the execution and delivery of this Agreement nor the consummation by MSI of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which MSI is a party or by which MSI or its properties may be bound. No consent or approval by any governmental authority is required in connection with the execution and delivery by MSI of this Agreement or the consummation of the transactions contemplated hereby.

              (l) DISCLOSURE. The representations and warranties by MSI herein, including any Schedules referenced in Section 3.03 or in any certificate furnished by MSI pursuant to this Agreement, and the information and documents provided by MSI and listed in Section 3.03, when all such documents are read together in their entirety, do not contain and will not contain at the Closing Date (as defined below) any untrue statement of a material fact, and do not omit and will not omit at the Closing Date any material fact necessary in order to make the statements


Page 23--SECURITIES PURCHASE AGREEMENT
contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that MSI has relied on IDW with respect to any IDW information contained in the Private Placement Memorandum dated December 23, 1999. MSI has delivered or made available true and complete copies of each document that has been requested by Sellers, IDW or their respective counsel in connection with their legal and accounting review of MSI.

                                    ARTICLE IV
                                    COVENANTS

    4.01 COVENANTS OF IDW. IDW, as a material inducement to MSI to enter into this Agreement and consummate the transactions contemplated hereby, covenants and agrees as follows:

              (a) CONDUCT OF BUSINESS. Except as contemplated by this Agreement or as expressly agreed to in writing by MSI, during the period from the date of this Agreement to the Effective Time, IDW will conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with registered representatives, suppliers, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the Reorganization or the other transactions contemplated hereby.

              (b) NO SOLICITATION. IDW agrees that subsequent to the execution date hereof, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving IDW, acquisition of all or any substantial portion of the assets or capital stock of IDW, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (an "IDW Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than MSI or its affiliates) with respect to any IDW Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Reorganization or any other transactions contemplated by this Agreement. IDW shall be obligated to advise MSI immediately of any inquiries or proposals relating to an IDW Transaction.

              (c) IDW ACTIONS. IDW shall not take or omit to take any action within its reasonable control which would (i) cause a breach of any representation or warranty of IDW contained in this Agreement such that the closing conditions set forth in Section 5.02(a) would not be satisfied, or
(ii) prevent fulfillment of the conditions in Article V.

    4.02 COVENANTS OF MSI. MSI, as a material inducement to IDW to enter into this


Page 24--SECURITIES PURCHASE AGREEMENT

Agreement and consummate the transactions contemplated hereby, covenants and agrees as follows:

              (a) CONDUCT OF BUSINESS. Except as contemplated by this Agreement or as expressly agreed to in writing by IDW, during the period from the date of this Agreement to the Effective Time, MSI will conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its initial capital, to keep available the services of its officers and employees and to maintain satisfactory relationships with existing and prospective suppliers, customers, registered representatives, clearing firms and others having existing or prospective business relationships with MSI, and will take no action which would adversely affect its ability to consummate the Reorganization or the other transactions contemplated hereby.

              (b)  NO SOLICITATION.

                   (i) MSI agrees that subsequent to the execution date hereof and subject to subsection (ii) below, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving MSI or its Subsidiaries, an acquisition primarily relating to all or a substantial portion of the assets or of the capital stock of MSI or its Subsidiaries or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (an "MSI Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than MSI or its affiliates) with respect to any MSI Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Reorganization or any other transactions contemplated by this Agreement. MSI shall be obligated to immediately advise IDW of any inquiries or proposals relating to a MSI Transaction.

                   (ii) Notwithstanding the foregoing, in the event that there is an unsolicited written proposal for any merger, consolidation or other business combination primarily involving the securities brokerage business or inquiries or proposals concerning which or may reasonably be expected to lead to, any of the foregoing (a "Broker-Dealer Transaction") from a bona fide financially capable third party or member of the NASD, MSI may furnish non-public information to, and negotiate with, such third party only if (A) MSI shall have provided two business days' written notice to IDW of such proposal and IDW approves the proposed Broker-Dealer Transaction, or
(B) MSI's Board of Directors, after having received advice from its investment banker or bankers and outside counsel to MSI, shall have determined that failure to take the proposed action, furnish such information or to commence negotiations would be inconsistent with such Board of Directors' fiduciary duties.

              (c) MSI ACTIONS. MSI shall not take or omit to take, and shall not cause or


Page 25--SECURITIES PURCHASE AGREEMENT
permit any of its Subsidiaries to take or omit to take, any action within its reasonable control which would (i) cause a breach of any representation or warranty of MSI contained in this Agreement such that the Closing conditions set forth in Section 5.01(a) would not be satisfied, or (ii) prevent fulfillment of the conditions in Article V.

              (d) AGREEMENT TO VOTE. The owners of all of the shares of MSI Common Stock have agreed, if a shareholder vote is required by applicable state law or the Bylaws, to vote their shares of MSI Common Stock in favor of approving this Agreement and the transactions contemplated hereby and, except as may be required by subsection (b) of this Section 4.02, not to approve or support any competing transaction.

    4.03 COVENANTS OF MSI AND IDW. MSI and IDW, as a material inducement to enter into this Agreement and consummate the transactions contemplated hereby, covenant and agree, with each other as follows:

              (a) ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, IDW will give MSI and its authorized representatives (including counsel, consultants, accountants, auditors, and broker-dealer regulatory counsel and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of IDW, will permit MSI to make such inspections as it may reasonably require (including, without limitation, any agreements for the issuance of securities or agreements with potential registered representatives deemed necessary by it) and will cause its officers and counsel and those of its Subsidiaries to furnish MSI with such financial and operating data and other information with respect to the business carried on and proposed to be carried on by IDW as MSI may from time to time reasonably request.

              From the date of this Agreement until the Effective Time, MSI will give IDW, the Sellers and their authorized representatives (including counsel, consultants, accountants, auditors, and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of MSI, will permit IDW and the Sellers to make such inspections as it may reasonably require (including, without limitation, agreements with registered representatives, registered investment advisors, affinity groups and clearing firms) and will cause its officers and counsel and those of its Subsidiaries to furnish IDW with such financial and operating data and other information with respect to the businesses and properties of MSI as IDW and the Sellers may from time to time reasonably request.

              (b) COMMERCIALLY REASONABLE EFFORTS; OTHER EFFORTS. Subject to the terms and conditions provided in this Agreement, IDW and MSI shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary third-party consents, approvals or waivers which are required in order


Page 26--SECURITIES PURCHASE AGREEMENT
to consummate the Reorganization and the other transactions contemplated hereby. To such party's knowledge Schedules 3.02 and 3.03 list all such material consents, approvals or waivers that must be obtained by that party, IDW and MSI, respectively. IDW shall not take any action that would cause MSI to fail to perform its obligations hereunder. IDW shall not take any action that would cause MSI to fail to perform its obligations hereunder.

              (c) PUBLIC ANNOUNCEMENTS. Before issuing any press release or otherwise making any public statement with respect to the Reorganization, or any of the other transactions contemplated hereby, IDW and MSI will consult with, and obtain the consent of, each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining such consent, except as may be required by law or pursuant to any order of any court or governmental agency, tribunal or regulatory authority. MSI will deliver to IDW's management any public documents which report the completion of this transaction so that IDW's management can review and comment on the descriptions contained therein of IDW and the terms of the transactions accomplished by this Agreement.

              (d) NOTIFICATION OF CERTAIN MATTERS. Each of IDW and MSI shall give prompt notice to the other party of any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by IDW or MSI subsequent to the date of this Agreement and prior to the Effective Time, which could be reasonably expected to have a material adverse effect upon IDW or a material adverse effect upon MSI. Each of IDW and MSI shall give prompt notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Reorganization or any other transactions contemplated by this Agreement, or (b) any notice or other communication from any third party alleging and act or thing which could be reasonably expected to have a material adverse effect upon IDW or a material adverse effect upon MSI.

              (e) EXPENSES. Except as set forth in Sections 3.02 or 3.03 by that party, IDW and MSI, respectively, shall each bear its own expenses incurred in connection with the Reorganization, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

              (f) FAILURE TO TAKE ACTION. Neither IDW nor MSI will take any action, or fail to take any action, if such action (or failure to act) would reasonably be expected to cause the Reorganization to fail to qualify as a reorganization within the meaning of Section 368(a)1)(B) of the Code.

              (g) EXHIBITS, CLOSING STATEMENTS AND SCHEDULES. IDW and MSI agree that as promptly as possible upon the execution of this Agreement they will negotiate in good faith, finalize and attach all necessary exhibits to this Agreement.


Page 27--SECURITIES PURCHASE AGREEMENT

    4.04 COVENANTS OF SELLERS. The Sellers, as a material inducement to MSI to enter into this Agreement and consummate the transactions contemplated hereby, covenant and agree, with each other as follows:

              (a) STOCK OWNERSHIP. To maintain their IDW Common Stock free and clear of any and all liens and to not transfer, option, or grant any other rights in such shares to any other party.

              (b) SHAREHOLDER ACTION. Subject to the fulfillment of the obligations of MSI hereunder, to take all corporate action necessary to approve the Reorganization and all transactions contemplated hereby and to refrain from taking any action which would prevent or cause IDW to be unable to fulfill its obligations hereunder.

              (c) NOTICE. To notify IDW and MSI of any event as to the Seller, for which IDW or MSI would have to give notice under Sections 4.01,
4.02 or 4.03 and, if applicable, take all action IDW or MSI are required to take under Sections 4.01, 4.02 or 4.03.

              (d) RETENTION OF STOCK. To retain the MSI Common Stock they receive under this Agreement for such period as necessary to ensure that the transactions contemplated under this Agreement are treated as a tax-free reorganization, as determined by MSI's board of directors and independent auditors.

                                    ARTICLE V
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

    5.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF IDW AND SELLERS. All obligations of IDW and Sellers under this Agreement are subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:

              (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties by MSI contained in this Agreement or in any certificate or document delivered to IDW and Sellers pursuant to the provisions hereof shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

              (b) COMPLIANCE WITH COVENANTS. MSI shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

              (c) FORM OF NEW CERTIFICATES. The New Certificates delivered to the Sellers and their respective counsel shall conform in all material respects to the form of such New


Page 28--SECURITIES PURCHASE AGREEMENT

Certificates attached as Exhibit B.

              (d) APPROVAL BY COUNSEL. MSI shall have delivered all of the exhibits and schedules required herein to IDW or the Sellers, as the case may be, and such exhibits and schedules shall have been reasonably acceptable to IDW and the Sellers and their respective counsel.

              (e) OPINION OF COUNSEL. MSI shall have delivered to IDW and the Sellers an opinion of MSI's counsel in the form of Exhibit C, dated the Effective Time, to the effect that:

                   (i) MSI is a corporation duly organized and validly existing under the laws of the State of Oregon;

                   (ii) MSI has the corporate power to carry on its businesses as now being conducted;

                   (iii) This Agreement has been duly authorized, executed and delivered by MSI and is a valid and binding obligation of MSI, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights and remedies generally or by general equitable principles (and excepting specific performance as a remedy);

                   (iv) MSI has taken all corporate action necessary for its due performance under this Agreement;

                   (v) The execution and delivery by MSI of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provisions of, MSI's Certificate of Incorporation or Bylaws or, to such counsel's knowledge after inquiry and based upon information provided by MSI, constitute a default under or give rise to a right of termination, acceleration, or cancellation by any agreement under which MSI or any of its properties are bound or violate any court order, writ or decree of injunction applicable to MSI;

                   (vi) Such counsel does not know, after inquiry of MSI, of any actions, suits or other legal proceedings or investigations pending or threatened against, relating to or materially adversely affecting MSI, except as disclosed in the Public Filings;

                   (vii) The authorized and, to such counsel's best knowledge after inquiry, outstanding capitalization of MSI is as set forth in
Schedule 3.03 of the Agreement. All of the outstanding shares of MSI's capital stock are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of our knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or


Page 29--SECURITIES PURCHASE AGREEMENT
written), other than as set forth in Schedule 3.03 of this Agreement.

              (f) OFFICERS' CERTIFICATE. There shall have been delivered to IDW and Sellers a certificate, signed by the president and secretary of MSI, to the effect that all of the representations and warranties of MSI set forth herein are true and complete in all material respects as of the Effective Time, and that MSI has complied in all material respects with its covenants and agreements set forth herein required to be complied with by the Effective Time substantially in the form of Exhibit E-1 hereto.

              (g) CLOSING FINANCIAL STATEMENTS. There shall have been delivered to IDW and Sellers unaudited financial statements (the "Closing Statements") dated no earlier than five days prior to the Effective Time. The Closing Statements shall fairly and accurately reflect the consolidated financial condition of MSI as of the dates thereof and the results of operations for the period reflected therein and shall reflect no material adverse change in the financial condition or results of operations from the Statements. The Closing Statements shall be prepared in accordance with generally accepting accounting principles, consistently applied, except as otherwise stated therein.

    5.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF MSI. All obligations of MSI under this Agreement are subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:

              (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties by IDW and Sellers contained in this Agreement or in any certificate or document delivered to MSI pursuant to the provisions hereof shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

              (b) COMPLIANCE WITH COVENANTS. IDW and Sellers shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Effective Time.

              (c) APPROVAL BY COUNSEL. IDW and Sellers shall have delivered all of the exhibits and schedules required herein to MSI and such exhibits and schedules shall have been reasonably acceptable to MSI and its counsel.

              (d) OPINION OF COUNSEL. IDW shall have delivered to MSI an opinion of IDW's counsel, in the form of Exhibit D hereto, dated the Effective Time.

              (e) OFFICERS' AND SELLERS' CERTIFICATE. There shall have been delivered to MSI a certificate executed by the president and secretary of IDW and certificates executed by Sellers, to the effect that all of the representations and warranties of IDW and Sellers, respectively, set


Page 30--SECURITIES PURCHASE AGREEMENT
forth herein are true and complete in all material respects as of the Effective Time, and that IDW has complied in all material respects with its covenants and agreements set forth therein required to be complied with by the Effective Time substantially in the form of Exhibits E-2 and E-3 hereto.

              (f) CLOSING FINANCIAL STATEMENTS. There shall have been delivered to MSI unaudited financial statements (the "Closing Financial Statements") dated no earlier than five days prior to the Effective Time. The Closing Financial Statements shall fairly and accurately reflect the consolidated financial condition of IDW as of the date thereof and the results of operations for the period reflected therein and shall reflect no material adverse change in the financial condition or results of operations from the Financial Statements. The Closing Statements shall be prepared in accordance with generally accepting accounting principles, consistently applied, except as otherwise stated therein.

              (g) COMPLETION OF ACQUISITION OF THE PRC COMPANIES BY INTERNATIONAL DISPLAYWORKS HONG KONG. IDW's wholly owned Hong Kong subsidiary, International DisplayWorks (Hong Kong) LTD., shall have completed the acquisition of the two PRC Companies as described in IDW's Confidential Business Plan dated September 27, 1999, on terms and conditions satisfactory to MSI in its sole discretion.

    5.03 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS, IDW AND MSI. The respective obligations of each party to effect the Reorganization shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

              (a) IDW STOCKHOLDER APPROVAL. If required by Delaware law, the approval of the Reorganization, including the execution and performance of this Agreement and all of the transactions contemplated hereby, by a majority of the outstanding shares of IDW Common Stock shall have been obtained.

              (b) CERTAIN PROCEEDINGS. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against MSI which, and no proceedings therefor shall have been threatened or commenced by any governmental entity which seek to, prohibit or restrict the consummation of the Reorganization.

                                    ARTICLE VI
                                     CLOSING

    6.01 TIME AND PLACE. Subject to the provisions of Articles V and VII, the closing of the Reorganization (the "Closing") shall take place at the offices of Christensen and Barrus, Inc., or such other place as the parties may agree upon, as soon as practicable but in no event later than 9:30 a.m., local time, on the second business day after the date on which each of the


Page 31--SECURITIES PURCHASE AGREEMENT
conditions set forth in Article V have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as IDW and MSI may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

    6.02 DOCUMENTS AT CLOSING. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

              (a) DOCUMENTS BY IDW. IDW (and the Sellers, where appropriate) will deliver, or cause to be delivered, to MSI the following:

                   (i) stock certificates for the shares of IDW Common Stock being exchanged hereunder, duly endorsed or with stock powers attached in blank but subject to a customary restrictive stock legend;

                   (ii) a certificate of the president and secretary of IDW and each Seller to the effect that all representations and warranties made by IDW and each Seller, respectively, under this Agreement are true and correct as of the Effective Time, as though originally given to MSI on said date attaching thereto the following:

                             (A)  certified copy of resolutions of IDW
                                  authorizing this Agreement;

                             (B)  Certificate of Incorporation of IDW as
                                  amended to the Closing Time;

                             (C)  Bylaws of IDW as amended to the Closing
                                  Time;

                             (D) a certificate from the Secretary of State of Delaware dated at or about the date of Closing that IDW is in good standing under the laws of said state;

                   (iii)     the opinions of IDW's counsel set forth herein;
and

                   (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

              (b) DOCUMENTS BY MSI. MSI will deliver or cause to be delivered to IDW:

                   (i) the New Certificates, in the form of Exhibit B hereto, representing the shares of MSI Common Stock which MSI has agreed to deliver pursuant to Section 1.01(a);


Page 32--SECURITIES PURCHASE AGREEMENT

                   (ii) a certificate of the president and secretary of MSI, to the effect that all representations and warranties of MSI made under this Agreement are reaffirmed at the Effective Time, as though originally given to Stockholder and MSI on said date attaching thereto the following:

                             (A)  certified copy of resolutions of MSI
                                  authorizing this Agreement;

                             (B) Articles of Incorporation of MSI as amended to the Closing Time;

                             (C)  Bylaws of MSI as amended to the Closing
                                  Time;

                             (D) a certificate from the Secretary of State of Oregon dated at or about the date of Closing that MSI is validly existing under the laws of that state;

                   (iii)     the opinions of MSI's counsel set forth herein;

                   (iv)      unaudited financial statements of MSI; and

                   (v) such other instruments and documents, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which may be reasonably requested in furtherance of the provisions of this Agreement.

                                   ARTICLE VII
                           TERMINATION AND ABANDONMENT

    7.01 TERMINATION. This Agreement may be terminated and the Reorganization may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of IDW or MSI, as follows:

              (a) MUTUAL CONSENT. The Reorganization may be abandoned any time prior to the Effective Time by mutual consent of the Boards of Directors of IDW and MSI; or

              (b) ORDER OF JUDICIAL OR REGULATORY AUTHORITY. The Reorganization may be abandoned any time prior to the Effective Time by either IDW or MSI, if any court of competent jurisdiction in the United States or other governmental body in the United States, other than at the request of the parties, or any affiliate thereof, seeking to terminate this Agreement pursuant to this clause (b), shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the


Page 33--SECURITIES PURCHASE AGREEMENT

Reorganization, and such order, decree, ruling or other action shall have become final and nonappealable.

    7.02 TERMINATION BY IDW. This Agreement may be terminated and the Reorganization may be abandoned by action of the Board of Directors of IDW, at any time prior to the Effective Time, before or after the approval by the stockholders of IDW, if (a) MSI shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles IV and V of this Agreement to be complied with or performed by MSI at or prior to such date of termination, or (b) there exists a breach or breaches of any representation or warranty of MSI contained in this Agreement or any of the closing conditions set forth in Section 5.01 are not satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to MSI of written notice of such breach or breaches.

    7.03 TERMINATION BY MSI. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of MSI, by action of the Board of the Directors of MSI, if: (a) IDW or any Seller shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by IDW or any Seller at or prior to such date of termination; (b) there exists a breach or breaches of any representation or warranty of IDW or any Seller contained in this Agreement such that the closing conditions set forth in Section 5.02 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to IDW of written notice of such breach or breaches; or (c) if the closing condition set forth in Section 5.02(g) regarding completion of the acquisition of the two PRC Companies has not been satisfied.

    7.04 PROCEDURE FOR TERMINATION. In the event of termination and abandonment of the Reorganization by IDW or MSI pursuant to this Article VII, written notice thereof shall forthwith be given to the other.

    7.05 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Reorganization pursuant to this Article VII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as otherwise provided in Section 4.03, and except that: (a) nothing herein shall relieve any party from liability for any breach of this Agreement and (b) upon termination, IDW shall use its best efforts to procure the return of the funds in the amount of approximately $4,271,729.46 advanced by MSI and deposited in the trust account of KPMG Peat Marwick LLP in Singapore. In the event of termination, each party hereto shall be responsible for its own costs and expenses incurred in all activities related hereto prior to such termination.


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

                                  ARTICLE VIII
                               DISPUTE RESOLUTION

    8.01 AGREEMENT DISPUTES. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

    8.02 ARBITRATION IN ACCORDANCE WITH AMERICAN ARBITRATION ASSOCIATION RULES. All Agreement Disputes shall be settled by arbitration in Sacramento, California, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within 20 days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

    8.03 FINAL AND BINDING AWARDS. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

    8.04 COSTS OF ARBITRATION. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

    8.05      SETTLEMENT BY MUTUAL AGREEMENT. Nothing contained in this
Article shall


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

prevent the parties from settling any Agreement Dispute by mutual agreement at any time.

    8.06 INDEMNIFICATION BY SELLERS. Each Seller agrees to indemnify and hold MSI harmless for any falsity in the representations and warranties by that Seller as set forth in Section 3.01. Such indemnity obligations shall survive indefinitely, to indemnify and hold MSI harmless for any falsity in any representation or warranty which the Seller knew was false when made, provided, such latter indemnity shall survive for a period of three (3) years. Such indemnity shall extend to MSI, its respective officers, directors, employees and agents, from and against any and all Losses (as defined below) incurred by such party arising out of a breach or inaccuracy of any representation or warranty made by the Seller or IDW for which indemnity is provided herein. For purposes of this Agreement, "Losses" means
(i) all losses, liabilities, damages, actions, demands, claims, fines and penalties; and (ii) all out-of-pocket costs, including, without limitation, reasonable expenses of investigation, remediation and the response costs, reasonable attorneys' and paralegals' fees (at trial, on appeal, and in connection with any petition for review in any agency proceeding) and reasonable consulting, expert and accounting fees incurred in investigating, defending and prosecuting any claim.

                                    ARTICLE IX
                                  OTHER MATTERS

    9.01 THE CLOSING. The Closing shall take place upon such date (the "Effective Time") as the parties hereto may mutually agree upon, but shall be no later than January 31, 2000. The Closing shall take place at such place as may be mutually agreed upon by the parties.

    9.02 SURVIVABILITY AND INVESTIGATIONS. The respective representations and warranties of IDW and MSI contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

    9.03 NATURE OF REPRESENTATIONS AND WARRANTIES. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation which they might have made or any other representations, warranties, agreements promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

    9.04 FURTHER ASSURANCES. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.


Page 36--SECURITIES PURCHASE AGREEMENT

    9.05 WAIVER OF COMPLIANCE AND CONSENTS. Any failure of IDW and the Sellers, on the one hand, or MSI, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by IDW and the Sellers or MSI, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.06.

    9.06 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to other parties in the manner set forth herein:

    MSI:                Morrow Snowboards, Inc.
                        Attn: P. Blair Mullin, President
                        2600 Pringle Road SE
                        Salem, OR 97302

    With a copy to:     Robert A. Stout, Esq.
                        Hershner, Hunter, Andrews, Neill & Smith, LLP
                        180 East 11th Avenue
                        PO Box 1475
                        Eugene, OR 97440

    IDW:                International DisplayWorks, Inc.
                        Attn: Anthony G. Genovese, President
                        c/o 2999 Douglas Boulevard, Suite 185
                        Roseville, CA 95661

    With a copy to:     Craig G. Christensen, Esq.
                        Christensen and Barrus, Inc.
                        2999 Douglas Boulevard, Suite 185
                        Roseville, CA 95661

    Sellers:            Addresses shown on the corporate records

    9.07 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or


Page 37--SECURITIES PURCHASE AGREEMENT
any department, political subdivision or agency thereof; and (ii) the term "Subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly beneficially owned by such specified corporation or any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation.

    9.08 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    9.09 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Oregon.

    9.10 BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

    9.11 ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

    9.12 SEVERABILITY. If any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

    9.13 DEFAULT COSTS. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys' fees and other costs from the party in default at trial and upon any appeal.


                   [Remainder of page intentionally left blank]


Page 38--SECURITIES PURCHASE AGREEMENT

    IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Attest:                           MORROW SNOWBOARDS, INC.

By:                               By: /s/ P. BLAIR MULLIN
                                     ------------------------------------------
    Secretary                          P. Blair Mullin, President

                                  INTERNATIONAL DISPLAYWORKS, INC.

                                  By: /s/ ANTHONY GENOVESE
                                     ------------------------------------------
                                       Anthony Genovese, Chairman & CEO


                                  /s/ ANTHONY GENOVESE
                                  ---------------------------------------------
                                  Anthony Genovese


                                  /s/ SHARON GENOVESE
                                  ---------------------------------------------
                                  Sharon Genovese


                                  DELAWARE TRUST FBO ANTHONY GENOVESE
                                  IRA

                                  By: /s/ ANTHONY GENOVESE
                                     ------------------------------------------
                                  Its: TRUSTOR
                                     ------------------------------------------

                                  EUREKA CAPITAL CORPORATION, LTD.

                                  By: /s/ CRAIG CHRISTENSEN
                                     ------------------------------------------
                                  Its: ATTORNEY-IN-FACT
                                     ------------------------------------------

                                  ---------------------------------------------
                                  Peter Lin

                                  CAPITOL BAY SECURITIES, INC.

                                  By: /s/ STEPHEN C. KIRCHER
                                     ------------------------------------------
                                  Its: CHIEF EXECUTIVE OFFICER
                                     ------------------------------------------


                                  ---------------------------------------------
                                  Tony Liu


                                  /s/ CRAIG CHRISTENSEN
                                  ---------------------------------------------
                                  Craig Christensen


Page 39--SECURITIES PURCHASE AGREEMENT

                                  SCHEDULE 3.02

                            DISCLOSURE SCHEDULE OF IDW

(h) IDW is the tenant under a commercial lease agreement for office and warehouse space in Rocklin, California.

(t) IDW's only directly owned subsidiary is International DisplayWorks (Hong Kong) LTD.

                                  SCHEDULE 3.03
                             DISCLOSURE SCHEDULE OF MSI


                   Security            Authorized               Outstanding
                   --------            ----------               -----------
                   Common Stock        50,000,000               14,976,566(1)
                   Preferred Stock(2)  10,000,000


(1) Includes 9,176,566 outstanding at 12-31-99 and 5,800,000 shares issued thereafter in private placement, but excludes 2,680,000 shares expected to be issued in the Reorganization.

(2) The rights, privileges and preferences of the Preferred Stock as to voting, election of directors, approval of corporate action, dividend and liquidation preferences, and other matters may be established by the MSI Board without shareholder approval.

                                    EXHIBIT A

                     IDW COMMON STOCK OWNED BY STOCKHOLDERS
                           PURSUANT TO SECTION 3.01(b)

Name                                                  Number of
                                                        Shares
-------------------------------------------------     ----------
Anthony and Sharon Genovese,                          505,000
as joint tenants with right of survivorship
7965 Haley Drive
Granite Bay, CA 95746

Delaware Trust FBO                                    505,000
Anthony Genovese IRA
7965 Haley Drive
Granite Bay, CA 95746

Eureka Capital Corporation, Ltd.                      376,871
3rd Floor, Jonsim Place
228 Queens Road East
Wanchai, Hong Kong

Peter Lin                                             301,485
5F, No. 16, Sec. 2 Chung Yang S. Road
Peitou 12
Taipei, Taiwan

Capitol Bay Securities, Inc.                          241,189
2424 Professional Drive
Roseville, CA 95661

Tony Liu                                              75,366
13032 Charleston Court
Chino, CA 91710

Craig Christensen                                     15,089
2999 Douglas Blvd., Suite 185                         ------
Roseville, CA 95661

    Total:                                            2,020,000


                          MSI COMMON STOCK TO BE ISSUED
                            PURSUANT TO SECTION 1.01(a)

Name                                                  Number of      Percent of Total Issued &
                                                        Shares          Outstanding Shares
-------------------------------------------------     ----------     -------------------------
Anthony and Sharon Genovese,                          670,000                  3.8%
as joint tenants with right of survivorship
7965 Haley Drive
Granite Bay, CA 95746

Delaware Trust FBO                                    670,000                  3.8%
Anthony Genovese IRA
7965 Haley Drive
Granite Bay, CA 95746

Eureka Capital Corporation, Ltd.                      500,007                  2.8%
3rd Floor, Jonsim Place
228 Queens Road East
Wanchai, Hong Kong

Peter Lin                                             399,990                  2.3%
5F, No. 16, Sec. 2 Chung Yang S. Road
Peitou 12
Taipei, Taiwan

Capitol Bay Securities, Inc.                          319,992                  1.8%
2424 Professional Drive
Roseville, CA 95661

Tony Liu                                              99,991                   0.6%
13032 Charleston Court
Chino, CA 91710

Craig Christensen                                     20,020                   0.1%
2999 Douglas Blvd., Suite 185                         ------
Roseville, CA 95661

    Total:                                            2,680,000


                                    EXHIBIT B

                    FORM OF CERTIFICATE OF MSI COMMON STOCK

                                    EXHIBIT C

                        FORM OF OPINION OF MSI'S COUNSEL
                           PURSUANT TO SECTION 5.01(e)
                               _____________, 2000


International DisplayWorks, Inc.
2999 Douglas Blvd., Suite 185
Roseville, CA 95661

Ladies and Gentlemen:

              We are acting as counsel to Morrow Snowboards, Inc., an Oregon corporation ("MSI"), in connection with the transactions contemplated by the Securities Purchase Agreement dated January 27, 2000 (the "Agreement") among MSI; International DisplayWorks, Inc., a Delaware corporation (IDW); and certain stockholders of IDW.

              In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of MSI and its officers and other representatives and of public officials.

              In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

                   (i)       the Agreement;

                   (ii) the certificate of the officers of MSI, dated the date hereof (the "Officers' Certificate");

                   (iii)     certified copies of the Articles of
Incorporation and Bylaws, as amended, of MSI;

                   (iv) a certified copy of certain resolutions of the Board of Directors of MSI, each adopted on ___, 2000; and

                   (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

              Members of this Firm are admitted to practice in the State of Oregon. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Oregon; (ii) the General Corporation Law of the State of Delaware; and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

              As to factual matters, we have relied, without investigation, on the Officers' Certificate provided by MSI and the representations and warranties contained in the Agreement.

              Based on the foregoing, we are of the opinion that:

                   (i) MSI is a corporation duly organized and validly existing under the laws of the State of Oregon;

                   (ii) MSI has the corporate power to carry on its businesses as now being conducted;

                   (iii) The Agreement has been duly authorized, executed and delivered by MSI and is a valid and binding obligation of MSI, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights and remedies generally or by general equitable principles (and excepting specific performance as a remedy);

                   (iv) MSI has taken all corporate action necessary for its due performance under the Agreement;

                   (v) The execution and delivery by MSI of the Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in a breach of any provisions of, MSI's Articles of Incorporation or Bylaws or, to the best of our knowledge after inquiry and based upon information provided by MSI, constitute a default under or give rise to a right of termination, acceleration, or cancellation under any agreement by which MSI or any of its properties are bound or violate any court order, writ or decree of injunction applicable to MSI;

                   (vi) We have no knowledge, after inquiry of MSI, of any actions, suits or other legal proceedings or investigations pending or threatened against, relating to or materially adversely affecting MSI, except as disclosed in MSI's filings under the Securities Exchange Act of 1934, as amended; and

                   (vii) The authorized and, to our best knowledge after inquiry, outstanding capitalization of MSI is as set forth in Schedule 3.03 to the Agreement All of the outstanding shares of MSI's capital stock are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of our knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written), other than as set forth in Section 3.03 of the Agreement.

    This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent.

                                       Yours very truly,



                                       HERSHNER, HUNTER, ANDREWS,
                                            NEILL & SMITH, LLP

                                    EXHIBIT D

                             OPINION OF IDW'S COUNSEL
                            PURSUANT TO SECTION 5.02(d)
                                _____________, 2000

Morrow Snowboards, Inc.
2600 Pringle Road SE
Salem, OR 97302

Ladies and Gentlemen:

              We are acting as counsel to International DisplayWorks, Inc., a Delaware corporation ("IDW"), and certain stockholders of IDW (the "Stockholders") in connection with the transaction contemplated by the Securities Purchase Agreement dated January 27, 2000 (the "Agreement") among Morrow Snowboards, Inc., an Oregon corporation, IDW and the Stockholders.

              In our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion, which we did not independently establish or verify, we have relied upon statements and representations of MSI and its officers and Stockholders and their representatives and of public officials.

              In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

                   (i)       the Agreement;

                   (ii) the certificate of the officers of IDW, dated the date hereof (the "Officers' Certificate");

                   (iii) the certificate of the Stockholders (the "Stockholders' Certificates");

                   (iv) certified copies of the Certificate of Incorporation and Bylaws, as amended, of IDW;

                   (v) certified copy of certain resolutions of the Board of Directors of IDW adopted on________, 2000; and

                   (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

              Members of this firm are admitted to practice in the State of California. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Delaware; and (ii) the federal laws of the United States of America to the extent specifically referred to herein.

              As to factual matters, we have relied, without investigation, on the Officers' and Stockholders' Certificates provided by IDW and the representations and warranties contained in the Agreement.

              Based on the foregoing, we are of the opinion that:

                   (i) IDW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in any jurisdiction where so required;

                   (ii) IDW has the corporate power to carry on its business as now being conducted;

                   (iii) The Agreement has been duly authorized, executed and delivered by IDW, and is a valid and binding obligation of IDW, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights and remedies generally or by general equitable principles (and excluding specific performance as a remedy), including limitations on enforcement by reason of fraudulent conveyance and corporate and other laws restricting indemnification by corporations, shareholders of a corporation, or its affiliates;

                   (iv) Except as referred to herein, we know, after inquiry, of no actions, suit or other legal proceedings or investigations pending or threatened against, relating to or materially adversely affecting IDW or its properties or business;

                   (v) The execution and delivery by IDW of the Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in a breach of any provisions of IDW's Certificate of Incorporation or Bylaws or, to the best of our knowledge after inquiry and based upon information provided by IDW and its officers and directors, constitute a default under or give rise to a right of termination, acceleration or cancellation under any agreement by which IDW or any of its properties are bound or violate any court order, writ or decree of injunction applicable to IDW; and

                   (vi) The authorized capitalization of IDW is as set forth in Section 3.02 of the Agreement. All of the outstanding shares of IDW's capital stock are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of our knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written) obligating IDW to issue or transfer from treasury any of its securities except as set forth in Section 3.02 of the Agreement. When duly transferred to MSI as provided therein, to the best of our knowledge after inquiry, MSI will own all of the issued and outstanding common stock of IDW.

              This opinion is being furnished only to you and is solely for your benefit and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent.

                                       Yours very truly,


                                       ______________________

                                   EXHIBIT E-1

              FORM OF OFFICERS' CERTIFICATE OF MSI CONCERNING ACCURACY
                             PURSUANT TO SECTION 5.01(f)

    THE UNDERSIGNED HEREBY CERTIFY, on behalf of Morrow Snowboards, Inc., an Oregon corporation ("MSI"), and pursuant to Section 5.01(f) of the Securities Purchase Agreement (the "Agreement") dated January 27, 2000 among MSI, International DisplayWorks, Inc., a Delaware corporation ("IDW"), and certain stockholders of IDW, that we are the duly elected and qualified president and chief executive officer and the duly elected and qualified secretary of MSI, and that all representations and warranties of MSI contained in the Agreement were accurate when made and, in addition, are accurate as of the Closing (as defined in the Agreement) as though such representations and warranties were made as of the Closing in exactly the same language by MSI and regardless of knowledge or lack thereof on the part of MSI or any stockholder or changes beyond its or his control, and as of the Closing, MSI has performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by the Agreement.

    IN WITNESS WHEREOF, we have hereunto set our hands and the seal of MSI this _____ day of ___________, 2000.


                                                           , President


                                                           , Secretary

                                   EXHIBIT E-2

              FORM OF OFFICERS' CERTIFICATE OF IDW CONCERNING ACCURACY
                             PURSUANT TO SECTION 5.02(e)

    THE UNDERSIGNED HEREBY CERTIFY, on behalf of International DisplayWorks, Inc., a Delaware corporation ("IDW"), and pursuant to Section 5.02(e) of the Securities Purchase Agreement (the "Agreement") dated January 27, 2000 among Morrow Snowboards, Inc., an Oregon corporation, IDW and certain stockholders of IDW, that we are the duly elected and qualified president and chief executive officer and the duly elected and qualified secretary of IDW, and that all representations and warranties of IDW contained in the Agreement were accurate when made and, in addition, are accurate as of the Closing (as defined in the Agreement) as though such representations and warranties were made as of the Closing in exactly the same language by IDW and regardless of knowledge or lack thereof on the part of IDW or any stockholder or changes beyond its or his control, and as of the Closing, IDW has performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by the Agreement.

    IN WITNESS WHEREOF, we have hereunto set our hands and the seal of IDW this _____ day of ________, 2000.


                                                           , President


                                                           , Secretary

    [corporate seal]

                                   EXHIBIT E-3

              FORM OF CERTIFICATE OF SELLERS CONCERNING ACCURACY
                            PURSUANT TO SECTION 5.02(e)

    THE UNDERSIGNED HEREBY CERTIFIES, pursuant to Section 5.02(e) of the Securities Purchase Agreement (the "Agreement") dated January 27, 2000 among Morrow Snowboards, Inc., an Oregon corporation, International DisplayWorks, Inc., a Delaware corporation ("IDW"), and certain stockholders of IDW, including the undersigned, that all of my representations and warranties contained in the Agreement were accurate when made and, in addition, are accurate as of the Closing (as defined in the Agreement) as though such representations and warranties were made as of the Closing in exactly the same language and regardless of knowledge or lack thereof on my part or changes beyond my control, and as of the Closing, I have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by me at or before such time by the Agreement.

    IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ________, 2000.

                                    EXHIBIT F

                   LIST OF DEFINITIONS AND MEANING OF TERMS

Broker                                 19
Closing                                25
Closing Financial Statements           25
Closing Statements                     24
Code                                    2
Effective Time                         30
ERISA                                  11
FIRPTA                                 14
Governing Documents                     7
Government Entity                       4
IDW                                     1
IDW Benefit Plans                      11
IDW Common Stock                        1
IDW Transaction                        18
MSI                                     1
MSI Common Stock                        4
MSI Transaction                        19
NASD                                   17
New Certificates                        2
Old Certificates                        2
Person                                 31
Reorganization                          1
SEC                                     4
Statements                             16
Subsidiary                             31
